UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 13, 2015

Trulia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35650	20-2958261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Mission Street, Suite 700

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 648-4358

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the closing of the Trulia Merger (as defined in Item 2.01 below), on February 17, 2015, Trulia, Inc., a Delaware corporation (“Trulia”), Zillow Group, Inc. (f/k/a Zebra Holdco, Inc.), a Washington corporation (“Holdco”), and Wells Fargo Bank, National Association, as Trustee, entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated as of December 17, 2013 (the “Indenture”), governing Trulia’s 2.75% Convertible Senior Notes due 2020 (each, a “Note” and together the “Notes”).

Pursuant to the Supplemental Indenture, (i) each Note which was outstanding as of the effectiveness of the Trulia Merger and previously convertible into shares of common stock, par value $0.00001 per share, of Trulia (the “Trulia Common Stock”) is now convertible into shares of Class A common stock, par value $0.0001 per share, of Holdco (the “Holdco Class A Common Stock”), pursuant to, and in accordance with, the terms of the Indenture, and (ii) Holdco has agreed to guarantee Trulia’s obligations under the Indenture and the Notes.

The foregoing description of the Supplemental Indenture is not complete and is subject to and qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously announced, Trulia, Zillow, Inc., a Washington corporation (“Zillow”), and Holdco entered into an Agreement and Plan of Merger (the “Merger Agreement”) on July 28, 2014. Pursuant to the terms of the Merger Agreement, on February 17, 2015, following the filing of Articles of Merger with the Secretary of the State of Washington and a Certificate of Merger with the Secretary of the State of Delaware, (i) a wholly owned subsidiary of Holdco (“Zillow Merger Sub”) was merged with and into Zillow, the separate corporate existence of Zillow Merger Sub thereupon ceased and Zillow continued as the surviving corporation (the “Zillow Merger”) and (ii) a separate wholly owned subsidiary of Holdco (“Trulia Merger Sub”) merged with and into Trulia, the separate corporate existence of Trulia Merger Sub thereupon ceased and Trulia continued as the surviving corporation (the “Trulia Merger” and, together with the Zillow Merger, the “Mergers”). As a result of the Mergers, both Trulia and Zillow are now wholly owned subsidiaries of Holdco.

Pursuant to the terms of the Merger Agreement, upon completion of the Mergers, (a) each share of Trulia Common Stock issued and outstanding immediately prior to the Trulia Merger (other than shares owned by Trulia as treasury stock and shares owned by Zillow or Holdco or any direct or indirect wholly owned subsidiary of Zillow or Trulia) converted into the right to receive 0.444 of a share of fully paid and nonassessable Holdco Class A Common Stock, (b) each share of Class A common stock, par value $0.0001 per share, of Zillow (the “Zillow Class A Common Stock”) issued and outstanding immediately prior to the Zillow Merger (other than shares owned by Zillow as treasury stock, shares owned by Trulia or Holdco, or any direct or indirect wholly owned subsidiary of Zillow or Trulia) converted into the right to receive one fully paid and nonassessable share of Holdco Class A Common Stock; and (c) each share of Class B common stock, par value $0.0001 per share, of Zillow (the “Zillow Class B Common Stock”) issued and outstanding immediately prior to the Zillow Merger (other than shares owned by Zillow as treasury stock, shares owned by Trulia or Holdco, or any direct or indirect wholly owned subsidiary of Zillow or Trulia) converted into the right to receive one fully paid and nonassessable share of Class B common stock, par value $0.0001 per share, of Holdco (the “Holdco Class B Common Stock”). The Holdco Class A Common Stock has one vote per share, and the Holdco Class B Common Stock has ten votes per share, similar to the former capital structure of

Zillow. As a result of the Mergers, Zillow’s founders, Richard Barton and Lloyd Frink, became the beneficial owners of more than a majority of the outstanding voting power of the shares of Holdco Class A Common Stock and Holdco Class B Common Stock.

No fractional shares of Holdco Class A Common Stock or Holdco Class B Common Stock were issued in the Mergers and Trulia’s and Zillow’s stockholders and shareholders will receive cash in lieu of any fractional shares. The effective time of the Trulia Merger (the “Trulia Merger Effective Time”) occurred promptly after the effective time of the Zillow Merger (the “Zillow Effective Time”).

In addition, subject to certain exceptions, each Trulia stock option, restricted stock unit and stock appreciation right outstanding immediately prior to the consummation of the Mergers, whether or not vested and exercisable was assumed by Holdco and converted into a corresponding equity award to purchase, acquire shares of, or participate in the appreciation in price of, Holdco Class A Common Stock. The terms of each assumed equity award are the same except that the number of shares subject to each equity award and the per share exercise price, if any, was adjusted based on the exchange ratio per a formula set forth in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference hereto as Exhibit 2.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.05. Costs Associated With Exit or Disposal Activities

On February 17, 2015, in connection with the Mergers, Trulia undertook a restructuring plan that will result in a total workforce reduction of approximately 342 employees, or approximately 32% of Trulia’s workforce, at its Bellevue, Denver, New York and San Francisco locations, primarily in the sales and marketing functions. The restructuring plan is a result of the integration of Trulia’s business and operations with and into Zillow’s business. Employees directly affected by the restructuring plan will be provided with severance payments, vesting acceleration, and outplacement assistance. Trulia expects to complete the restructuring by the end of 2015.

As a result of the restructuring plan, Trulia plans to record a one-time restructuring charge of between approximately $21.5 million and $24.5 million in 2015, primarily representing cash payments for severance and other personnel related expenses, and non-cash expenses related to stock vesting acceleration. Severance payments will be paid out by the end of 2015. The restructuring charge that Trulia expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. Trulia may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Mergers on February 17, 2015, Trulia notified the New York Stock Exchange (the “NYSE”) that the Mergers had been completed, and requested that trading of Trulia Common Stock on the NYSE be suspended. In addition, an application on Form 25 will be filed with the Securities and Exchange Commission to remove Trulia’s common stock from listing on the NYSE and from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trulia intends to file a certificate on Form 15 requesting that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Items 1.01 and 2.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the closing of the Mergers and pursuant to the terms of the Merger Agreement, all of the members of Trulia’s Board of Directors, other than Peter Flint, Gregory Waldorf, and Erik Bardman, resigned as of the Trulia Merger Effective Time, including Theresia Gouw, Daniel Stephen Hafner, Sami Inkinen and Robert Moles. Messrs. Flint, Waldorf and Bardman expect to resign immediately following the filing of Trulia’s Form 10-K for 2014.

In addition, the following executive officers of Trulia resigned their offices as of the Trulia Merger Effective Time: Daniele Farnedi, Chief Technology Officer and Scott Darling, Vice President, General Counsel and Corporate Secretary.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the effective time of the Trulia Merger on February 17, 2015, the certificate of incorporation and bylaws of Trulia were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Trulia Merger Sub in effect immediately prior to the Trulia Merger Effective Time. The amended and restated certificate of incorporation and amended and restated bylaws of Trulia are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2014, by and among Zillow, Inc., Zillow Group, Inc. (f/k/a Zebra Holdco, Inc.) and Trulia, Inc. (incorporated by reference to Exhibit 2.1 to Trulia’s Current Report on Form 8-K filed on July 28, 2014)*

3.1	Amended and Restated Certificate of Incorporation of Trulia, Inc.

3.2	Amended and Restated Bylaws of Trulia, Inc.

4.1	Supplemental Indenture, dated as of February 17, 2015, by and among Trulia, Inc., Zillow Group, Inc. and Wells Fargo Bank, N.A., as Trustee

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Trulia hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that Trulia may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

Cautionary Note Regarding Forward-Looking Statements

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Trulia’s expectations, strategy, plans or intentions. Trulia’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

The forward-looking statements contained in this filing are also subject to other risks and uncertainties, including those more fully described in Trulia’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 3, 2014, as amended on May 23, 2014, and its Quarterly Report on 10-Q for the quarterly period ended September 30, 2014, and those under the caption “Risk Factors” in the Joint proxy statement/prospectus of Trulia and Zillow dated November 17, 2014. The forward-looking statements in this filing are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRULIA, INC.

By:	/s/ Peter Flint
Peter Flint Chief Executive Officer

Date: February 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2014, by and among Zillow, Inc., Zillow Group, Inc. (f/k/a Zebra Holdco, Inc.) and Trulia, Inc. (incorporated by reference to Exhibit 2.1 to Trulia’s Current Report on Form 8-K filed on July 28, 2014)*

3.1	Amended and Restated Certificate of Incorporation of Trulia, Inc.

3.2	Amended and Restated Bylaws of Trulia, Inc.

4.1	Supplemental Indenture, dated as of February 17, 2015, by and among Trulia, Inc., Zillow Group, Inc. and Wells Fargo Bank, N.A., as Trustee

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Trulia hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that Trulia may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.